Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the quarterly report of Fairchild Semiconductor International, Inc. (the “company”) on Form 10-Q for the period ended September 25, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robin A. Sawyer, Interim Principal Financial Officer of the company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the company.

/s/ Robin A. Sawyer

Robin A. Sawyer
Vice President, Corporate Controller
Interim Principal Financial Officer
November 4, 2005